UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction	(Commission File Number)	(I.R.S Employer
of incorporation)		Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On December 31, 2008, the Board of Directors (the “Board”) of PowerSecure International, Inc., a Delaware corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board, adopted amendments, for the sole purpose of complying with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), to the Employment and Non-Competition Agreements of the following executive officers of the Company:
•	Sidney Hinton, President and Chief Executive Officer of the Company and of PowerSecure, Inc.;

•	Christopher T. Hutter, Vice President and Chief Financial Officer of the Company;

•	Gary J. Zuiderveen, Vice President of Financial Reporting, Controller and Principal Accounting Officer of the Company; and

•	John D. Bernard, President and Chief Executive Officer of Southern Flow Companies, Inc.
     These amendments modified only the severance provisions of these Employment Agreements as required to achieve compliance with Section 409A and did not affect or modify the base salary, bonus plans, equity awards or term of employment of these executives. The amendments are reflected in Amended and Restated Employment and Non-Competition Agreements for each of the foregoing executives, which are attached as exhibits to this Report and incorporated herein by this reference.
     The amendments to Mr. Hinton’s Employment Agreement are as follows:
•	In the event Mr. Hinton’s employment is terminated by Mr. Hinton without “Good Reason” (as defined in his Employment Agreement), then his severance amount will be payable over a 36 month period, the same period as his severance amount will be payable if his employment is terminated by the Company for “Cause” (as defined in his Employment Agreement) or by Mr. Hinton with Good Reason.

•	Under the amended terms of Mr. Hinton’s annuity, the monthly payments, while unchanged in amount or general application, will commence at age 53, at the currently specified reduced amount, unless he elects at least five years in advance to defer receiving monthly payments thereunder until a later age, up to age 58, at the previously specified higher amounts.

•	If Mr. Hinton is deemed to be a “specified employee” for Section 409A purposes, then no severance amounts will be payable to him until six months and one day after the date of the termination of his employment, with catch up payments after that period.

•	The definitions in Mr. Hinton’s Employment Agreement of the terms “Disability”, “Good Reason” and “Change in Control” have been amended to meet the respective definitions of those terms under Section 409A and the Treasury Regulations promulgated thereunder.
     The Employment Agreements of Messrs. Hutter, Zuiderveen and Bernard were amended to provide that upon the termination of their employment by the Company without “Cause” (as that term is defined in their respective Employment Agreements), they will receive (i) a severance amount, which will be a multiple of their base salary (two (2) times for Messrs. Hutter and Zuiderveen, and one and one-half (1 1/2) times for Mr. Bernard) over a period of time (24 months for Messrs. Hutter and Zuiderveen, and 18 months for Mr. Bernard), and (ii) a separation bonus equal to the same multiple of their average bonuses over prior years payable pro rata from the date of the termination their employment through March 14 of the following calendar year.
     The Amended and Restated Employment and Non-Competition Agreements of Messrs. Hinton, Hutter, Zuiderveen and Bernard are filed herewith as Exhibits 10.1 through 10.4 and incorporated herein by reference. The foregoing descriptions thereof are qualified in their entirety by reference to, and should be read in conjunction with, such exhibits.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	First Amended and Restated Employment and Non-Competition Agreement, dated as of December 31, 2008, by and between PowerSecure International, Inc. and Sidney Hinton

10.2	First Amended and Restated Employment and Non-Competition Agreement, dated as of December 31, 2008, by and between PowerSecure International, Inc. and Christopher T. Hutter

10.3	First Amended and Restated Employment and Non-Competition Agreement, dated as of December 31, 2008, by and between PowerSecure International, Inc. and Gary J. Zuiderveen

10.4	Second Amended and Restated Employment and Non-Competition Agreement, dated as of December 31, 2008, by and between Southern Flow Companies, Inc. and John D. Bernard

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: January 6, 2009

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